WEST PHARMACEUTICAL SERVICES, INC.

$50,000,000 Floating Rate Series A Senior Notes,

due July 28, 2012

$25,000,000 Floating Rate Series B Senior Notes,

due July 28, 2015

________________

NOTE PURCHASE AGREEMENT

________________

Dated as of July 28, 2005

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Section 5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates 6
Section 5.5.	Financial Statements; Material Liabilities	7
Section 5.6.	Compliance with Laws, Other Instruments, Etc	7
Section 5.7.	Governmental Authorizations, Etc.	8
Section 5.8.	Litigation; Observance of Agreements, Statutes and Orders	8

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(continued)

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(continued)

iii

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(continued)

Section 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT 40
Section 22.8.

Jurisdiction and Process; Waiver of Jury Trial      45

iv

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SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS
SCHEDULE B	—	DEFINED TERMS
SCHEDULE 4.9	—	Changes in Corporate Structure
SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	— Subsidiaries of the Company, Ownership of Subsidiary Stock, Affiliates, Restricted Subsidiary Status, etc.
SCHEDULE 5.5	—	Financial Statements
SCHEDULE 5.11	—	Licenses, Permits, Etc.
SCHEDULE 5.15	—	Existing Debt
SCHEDULE 10.2	—	Existing Liens
SCHEDULE 10.6	—	Consolidated EBITDA Adjustments

EXHIBIT 1(a)	— Form of Floating Rate Series A Senior Notes, due July 28, 2012
EXHIBIT 1(b)	— Form of Floating Rate Series B Senior Notes, due July 28, 2015
EXHIBIT 4.4(a)	—	Form of Opinion of Special Counsel to the Obligors
EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel to the Purchasers
EXHIBIT 4.10	—	Form of Subsidiary Guaranty

EXHIBIT 4.11                   —Form of Sharing Agreement

i

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WEST PHARMACEUTICAL SERVICES, INC.

101 Gordon Drive

P.O. Box 645

Lionville, PA 19341

$50,000,000 FLOATING RATE SERIES A SENIOR NOTES, DUE JULY 28, 2012]

$25,000,000 FLOATING RATE SERIES B SENIOR NOTES, DUE JULY 28, 2015

Dated as of

July 28, 2005

TO EACH OF THE PURCHASERS LISTED IN

THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation (together with its permitted successors and assigns hereunder, the “Company”), agrees with each of the purchasers listed in the attached Schedule A (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1.	AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of (a) $50,000,000 aggregate principal amount of its Floating Rate Series A Senior Notes, due July 28, 2012 (the “Series A Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13) and (b) $25,000,000 aggregate principal amount of its Floating Rate Series B Senior Notes, due July 28, 2015 (the “Series B Notes” such term to include any such notes issued in substitution therefor pursuant to Section 13, and together with the Series A Notes, collectively, the “Notes”). The Series A Notes and the Series B Notes shall be substantially in the forms set out in Exhibit 1(a) and Exhibit 1(b), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and in the Series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.	CLOSING.

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The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022 at 10:00 a.m. eastern time, at a closing (the “Closing”) on July 28, 2005 or on such other Business Day thereafter on or prior to July 29, 2005 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note for each Series (or such greater number of Notes for each Series in denominations of $1,000,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to Account Number 2100010518545 at Wachovia Bank, Philadelphia, PA ABA Number 031201467, in the Account Name of “West Pharmaceutical Services, Inc.” If at the Closing, the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.	Representations and Warranties.

The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2.	Performance; No Default.

The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had the provisions of such Section applied since such date.

Section 4.3.	Compliance Certificates.

(a)  Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

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(b)  Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

(c)  Subsidiary Guarantors’ Secretary’s Certificate. Each of the Subsidiary Guarantors shall have delivered to each Purchaser a certificate certifying as to the resolutions attached thereto and other corporate or other proceedings relating to the authorization, execution and delivery by such Subsidiary Guarantor of the Subsidiary Guaranty.

Section 4.4.	Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Dechert LLP, special counsel for the Obligors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), and (b) from Bingham McCutchen LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.	Purchase Permitted By Applicable Law, Etc.

On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.	Sale of Other Notes.

Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7.	Payment of Special Counsel Fees.

Without limiting the provisions of Section 15.1, the Company shall have paid on or before the date of the Closing, the fees, charges and disbursements of the Purchasers’

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special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8.	Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of Notes.

Section 4.9.	Changes in Corporate Structure.

Except as reflected in Schedule 4.9, no Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or, except as reflected in Schedule 4.9, been a party to any merger or consolidation, or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.	Subsidiary Guaranty.

Each Restricted Subsidiary shall have executed and delivered to the Purchasers a guaranty agreement (as may be amended, restated or modified from time to time, the “Subsidiary Guaranty”), substantially in the form of Exhibit 4.10.

Section 4.11.	Sharing Agreement.

The Purchasers shall have executed the Sharing Agreement, substantially in the form of Exhibit 4.11, among themselves and the others parties thereto, and such Sharing Agreement shall be in full force and effect as of the date of the Closing.

Section 4.12.	Funding Instructions.

At least three Business Days prior to the date of the Closing, such Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.13.	Offeree Letter.

Banc of America Securities LLC shall have delivered to the Company, its special counsel, each of the Purchasers and the Purchasers’ special counsel an offeree letter, in form and substance satisfactory to each Purchaser and the Company, confirming the manner of the offering of the Notes by Banc of America Securities LLC.

Section 4.14.	Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or

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certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1.	Organization; Power and Authority.

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2.	Authorization, Etc.

(a)  This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)  The Subsidiary Guaranty has been duly authorized by all necessary corporate action on the part of each Subsidiary Guarantor party thereto, and the Subsidiary Guaranty constitutes the legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.	Disclosure.

The Company, through its agent, Banc of America Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated June, 2005 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum (other than the projections set forth therein), the documents, certificates or other writings identified in Schedule 5.3 (including written answers to investor questions) by or on

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behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, in each case, delivered to the Purchasers prior to June 28, 2005 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. All projections provided by or on behalf of the Company are based upon good faith estimates and assumptions, all of which are believed to be reasonable in light of the conditions known to the Company which existed at the time such projections were made, were prepared on the basis of the assumptions stated therein, and reflect as of the date of such projections and the date hereof the good faith estimate of the Company of the results of operations and other information projected therein (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control and that no assurance can be given that such projections will be realized). Except as disclosed in the Disclosure Documents, since December 31, 2004, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)  Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, whether or not such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.

(b)  All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)  Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, and, if it is a party thereto, to

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execute and deliver the Subsidiary Guaranty and to perform its obligations under the provisions thereof.

(d)  No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.	Financial Statements; Material Liabilities.

The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnotes). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6.	Compliance with Laws, Other Instruments, Etc.

The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7.	Governmental Authorizations, Etc.

Assuming the accuracy of the Purchasers’ representations made in Section 6.1, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of the Financing Documents to which it is a party.

Section 5.8.	Litigation; Observance of Agreements, Statutes and Orders.

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(a)  There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)  Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9.	Taxes.

The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended 1997.

Section 5.10.	Title to Property; Leases.

The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.	Licenses, Permits, Etc.

Except as disclosed in Schedule 5.11:

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(a)  the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for conflicts that, individually or in the aggregate, would not have a Material Adverse Effect;

(b)  to the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any Material respect any Material license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person; and

(c)  to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

Section 5.12.	Compliance with ERISA.

(a)  The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)  The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)  The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or section 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)  The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial

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Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)  The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax would be imposed pursuant to section 4975(c)(1)(A) (D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.3 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13.	Private Offering by the Company.

Neither the Company nor anyone acting on the Company’s behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 5 other Institutional Investors (as defined in clause (c) of the definition of such term), each of which has been offered the Notes in connection with a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14.	Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes to repay a portion of its obligations under the Credit Agreement and for general corporate purposes of the Company. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.	Existing Debt; Future Liens.

(a)  Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of May 31, 2005 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any

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Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary, and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)  Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

(c)  Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company, except as specifically indicated in Schedule 5.15.

Section 5.16.	Foreign Assets Control Regulations, Etc.

(a)  Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)  Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c)  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

Section 5.17.	Status under Certain Statutes.

Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

Section 5.18.	Environmental Matters.

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(a)  Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them, or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)  Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)  Neither the Company nor any Subsidiary has stored any Hazardous Material on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Material in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)  All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.19.	Notes Rank Pari Passu.

The obligations of the Company under this Agreement and the Notes rank pari passu in right of payment with all other senior unsecured Debt (actual or contingent) of the Company, including, without limitation, all unsecured Senior Debt of the Company described in Schedule 5.15 hereto.

SECTION 6.	REPRESENTATIONS OF THE PURCHASER.
Section 6.1.	Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension’s or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such pension or trust funds’ property shall at all times be within such Purchaser’s or such pension’s or trust funds’ control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2.	Accredited Investor.

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Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes.

Section 6.3.	Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)  the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (as further defined in Schedule B, “PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)  the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)  the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)  the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by

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such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e)  the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)	the Source is a governmental plan; or

(g)  the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)  the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	INFORMATION AS TO COMPANY.
Section 7.1.	Financial and Business Information.

The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a)  Quarterly Statements - within 45 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)         a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

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(ii)         consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.westpharma.com) and shall have given each Purchaser prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b)  Annual Statements - within 90 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of

(i)         a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)         consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with the standards of the Public Company Accounting Oversight Board (United States), and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the

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Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

(c)  SEC and Other Reports - except for filings referred to in Section 7.1(a) and (b), promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by or to the Company or any Subsidiary to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC;

(d)  Notice of Default or Event of Default - promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)  ERISA Matters - promptly, and in any event within five Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)         with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or

(ii)         the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)        any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f)   Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

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(g)  Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of any Obligor to perform its obligations under any Financing Document to which it is a party as from time to time may be reasonably requested by any such holder of Notes including without limitation such information regarding the Company required to satisfy the requirements of 17 C.F.R. §230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes.

Notwithstanding the foregoing, in the event that one or more Unrestricted Subsidiaries shall either (i) own more than 10% of the total consolidated assets of the Company and its Subsidiaries, or (ii) account for more than 10% of the consolidated gross revenues of the Company and its Subsidiaries, determined in each case in accordance with GAAP, then, within the respective periods provided in Section 7.1(a) and (b) above, the Company shall also deliver to each holder of Notes that is an Institutional Investor unaudited financial statements of the character and for the dates and periods as in said Sections 7.1(a) and (b) covering such group of Unrestricted Subsidiaries (on a consolidated basis), together with a consolidating statement reflecting eliminations or adjustments required to reconcile the financial statements of such group of Unrestricted Subsidiaries to the financial statements delivered pursuant to Sections 7.1(a) and (b).

Section 7.2.	Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1 (a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a)  Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.3, 10.5, 10.6, 10.7 and 10.8 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)  Event of Default - a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law),

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specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3.	Visitation.

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)  No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)  Default - if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.	PAYMENT OF THE NOTES.
Section 8.1.	Required Prepayments.

(a)  The entire unpaid principal amount of the Series A Notes outstanding shall become due and payable at par and without payment of the LIBOR Breakage Amount or Prepayment Premium, on the Series A Maturity Date.

(b)  The entire unpaid principal amount of the Series B Notes outstanding shall become due and payable at par and without payment of the LIBOR Breakage Amount or Prepayment Premium, on the Series B Maturity Date.

Section 8.2.	Optional Prepayments with Prepayment Premium.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part, of the Notes, in an amount not less than $1,000,000 of the aggregate principal amount of the Notes then outstanding to be prepaid in the case of a partial prepayment (or such lesser amount as shall be required to effect a partial prepayment resulting from an offer of prepayment pursuant to Section 10.3), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Prepayment Premium, if any, determined for the prepayment date with respect to such principal amount of each Note to be prepaid, plus the LIBOR Breakage Amount (unless the date specified for prepayment is an Interest

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Payment Date). The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount and Series of the Notes of each Series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the respective Prepayment Premium, if any, due in connection with such prepayment, setting forth the details of such computation. At the request of the Company, the holders of the Notes will provide a certificate to the Company setting forth, in reasonable detail, the calculation of the LIBOR Breakage Amount, if any due in respect of such prepayment. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the date of such prepayment, the calculation of the Prepayment Premium and LIBOR Breakage Amount, if any, and the calculation of interest to be paid on the prepayment date with respect to such principal amount being prepaid, as of the specified prepayment date.

Section 8.3.	Offer to Prepay upon the Sale of Certain Assets.

(a)  Notice and Offer. In the event of any Debt Prepayment Application under Section 10.3, the Company will, within ten (10) days of the occurrence of the Asset Disposition (a “Debt Prepayment Transfer”) in respect of which an offer to prepay the Notes is being made to comply with the provisions for a Debt Prepayment Application (as set forth in the definition thereof), give written notice of such Debt Prepayment Transfer to each holder of Notes. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer (the “Transfer Prepayment Offer”) to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Ratable Portion of the Net Proceeds in respect of such Debt Prepayment Transfer on a date specified in such notice (the “Transfer Prepayment Date”) that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice, together with interest on the amount to be so prepaid accrued to the Transfer Prepayment Date and the LIBOR Breakage Amount, if any, with respect thereto. If the Transfer Prepayment Date shall not be specified in such notice, the Transfer Prepayment Date shall be the fortieth (40th) day after the date of such notice.

(b)  Acceptance and Payment. To accept such Transfer Prepayment Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than fifteen (15) days after the date of such written notice from the Company, provided, that failure to accept such offer in writing within fifteen (15) days after the date of such written notice shall be deemed to constitute a rejection of the Transfer Prepayment Offer. If so accepted by any holder of a Note, such offered prepayment (equal to or not less than such holder’s Ratable Portion of the Net Proceeds in respect of such Debt Prepayment Transfer) shall be due and payable on the Transfer Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Transfer Prepayment Date and the LIBOR Breakage Amount, if any, with respect thereto.

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(c)  Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying (i) the Transfer Prepayment Date, (ii) the Net Proceeds in respect of the applicable Debt Prepayment Transfer, (iii) that such offer is being made pursuant to Section 8.3 and Section 10.3, (iv) the principal amount of each Note offered to be prepaid, (v) the interest that would be due on each Note offered to be prepaid, accrued to the Transfer Prepayment Date, and (vi) in reasonable detail, the nature of the Transfer giving rise to such Debt Prepayment Transfer and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer.

(d)  Notice Concerning Status of Holders of Notes. Promptly after each Transfer Prepayment Date and the making of all prepayments contemplated on such Transfer Prepayment Date under this Section 8.3 (and, in any event, within thirty (30) days thereafter), the Company shall deliver to each holder of Notes a certificate signed by a Senior Financial Officer containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time.

Section 8.4.	Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes pursuant to the provisions of Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, without regard to the Series of such Notes.

Section 8.5.	Maturity; Surrender, Etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the Prepayment Premium and LIBOR Breakage Amount, if applicable, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Prepayment Premium and LIBOR Breakage Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6.	Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to a written offer to purchase any outstanding Notes made by the Company or an Affiliate pro rata to the holders of the Notes upon the same terms and conditions. Any such offer shall provide each holder with sufficient

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information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of greater than or equal to 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7.	Interest Rate and Interest Payment Dates.

(a)  Interest Rate. Subject to Section 8.7(d), Section 8.7(f)(i) and Section 8.8, the outstanding principal amount of each Note shall bear interest, for each Interest Period, at the relevant LIBOR Rate for such Series for such Interest Period.

(b)  Calculation of Interest. Interest on the Notes shall be calculated on the basis of a 360 day year and the actual number of days elapsed, calculated as to each Interest Period or other period during which interest accrues from and including the first day thereof to but excluding the last day thereof.

(c)  Payment of Interest. Subject to Section 8.7(a), interest on each Note shall be payable on the last Business Day of each applicable Interest Period (each such date, an “Interest Payment Date”).

(d)  Inability to Determine LIBOR Rate. If, prior to the first Business Day of any Interest Period, the basis for determining the LIBOR Rate ceases to be reported on Bloomberg page “Currency BBAM 1” (or in such other manner as provided for in the definition of LIBOR Rate) or such other service as has been nominated by the British Bankers’ Association as an authorized information vendor for purposes of displaying the basis for determining such rate) and if the Required Holders, or their designated agent, shall have reasonably determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, other adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, then the Required Holders shall forthwith give notice thereof to the Company. If such notice is given, (i) the interest rate applicable to all LIBOR-Based Loans for such Interest Period shall be the Prime Rate, determined and effective as of the first day of such Interest Period, (ii) each reference herein and in the Notes to the “LIBOR Rate” shall be deemed thereafter to be a reference to the Prime Rate, and (iii) subject to Section 8.7(e) below, such substituted rate shall thereafter be determined by the Required Holders in accordance with the terms hereof. Until notice contemplated by Section 8.7(e) is furnished by the Required Holders, the LIBOR Rate (defined without giving effect to clause (ii) of this Section 8.7(d)) shall not apply to any LIBOR-Based Loan.

(e)  Reinstatement of LIBOR Rate. If there has been at any time an interest rate substituted for the LIBOR Rate in accordance with Section 8.7(a) or Section 8.7(d) and if in the reasonable opinion of the Required Holders, the circumstances causing such

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substitution have ceased, then the Required Holders shall promptly notify the Company in writing of such cessation, and on the first day of the next succeeding Interest Period the LIBOR Rate shall be determined as originally defined hereby. Nevertheless, thereafter the provisions of Section 8.7(a) and Section 8.7(d) above shall continue to be effective.

(f)	Default Rate; Overdue Amounts.

(i)         Increase in Interest Rate; Event of Default. Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of each Note shall bear interest from and including the date of the occurrence of such Event of Default to, but excluding, the date when no Event of Default shall be continuing, at a rate per annum equal to the Default Rate.

(ii)         Interest and Other Amounts. Any overdue payment of interest on the outstanding principal amount of any Notes, and any other overdue amount payable in accordance with the terms of this Agreement (regardless of whether the failure to make such payment constitutes an Event of Default), shall bear interest, payable on demand, for each day from and including the date payment thereof was due to the date of actual payment, at a rate per annum equal to the Default Rate (but without duplication of the Default Rate payable under Section 8.7(f)(i)).

Section 8.8.	Yield Protection and Illegality.
(a)	Illegality.

(i)         Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any holder of the Notes to maintain any LIBOR-Based Loan, then by written notice to the Company:

(A)       such holder shall promptly notify the Company of such circumstances, including a description of and the effective date of such law, regulation or interpretation (which notice shall be withdrawn whenever such circumstances no longer exist);

(B)        such holder may require that all outstanding LIBOR-Based Loans held by it be converted to Prime Rate Loans that bear interest at the Prime Rate, in which event all such LIBOR-Based Loans shall be converted automatically to Prime Rate Loans bearing interest at the Prime Rate as of the effective date specified in such notice; and

(C)       such notice shall cease to be effective at such time as it shall no longer be unlawful for such holder to maintain any LIBOR-Based Loan and, effective as of the first day of the next succeeding Interest Period, the Notes shall bear interest in accordance with the provisions of Section 8.7(a);

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(ii)         For purposes of this Section 8.8(a), a notice to the Company by a holder of any Note shall be effective on the last day of the Interest Period during which such notice is given unless the effective date specified in such notice is an earlier date (which earlier date may be specified only if required by such change in law, regulation or interpretation), in which event such notice shall be effective as of such earlier date. If any such conversion to the Prime Rate occurs on a day which is not the last day of an Interest Period, the Company shall pay to such holder such amounts, if any, as may be required pursuant to Section 8.8(b).

(b)  Breakage Cost Indemnity. The Company agrees to indemnify each holder of the Notes for, and promptly to pay to each such holder upon the written request of such holder, any amounts required to compensate such holder for any losses, costs or expenses sustained or incurred by such holder arising out of:

(i)         any event (including any acceleration of the Notes in accordance with Section 12.1 and any prepayment of the Notes pursuant to Section 8.2 or Section 8.3) which results in:

(A)       such holder receiving any amount on account of the principal of any Note prior to the end of the Interest Period in effect therefor, or

(B)        the conversion of any LIBOR-Based Loan to a Prime Rate Loan other than on the last day of the Interest Period in effect therefor; or

(ii)         the failure by the Company to pay any amount in respect of a payment or prepayment required to be made hereunder on the date due in respect of any LIBOR-Based Loan,

including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such holder to fund or maintain such LIBOR-Based Loans (all such amounts, collectively, the “LIBOR Breakage Amount”).

A certificate of any such holder of the Notes setting forth, in reasonable detail, the calculations of any amount or amounts which such holder is entitled to receive pursuant to this Section 8.8(b), and the basis therefor, shall be delivered to the Company and shall be prima facie evidence of such amount absent manifest error unless the Company notifies such holder in writing to the contrary within thirty (30) days after such certificate is delivered to the Company. The provisions of this Section 8.8(b) shall remain operative and in full force and effect regardless of prepayment of the Notes, the consummation of the transactions contemplated hereby, the repayment of any other of the Notes, the invalidity or unenforceability of any other term or provision of this Agreement or any investigation made by or on behalf of any such holder.

SECTION 9.	AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

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Section 9.1.	Compliance with Law.

Without limiting Section 10.10, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.	Insurance.

The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.	Maintenance of Properties.

The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than as to ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.	Payment of Taxes and Claims.

The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all such claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate

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proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the non-filing or nonpayment, as the case may be, of all such taxes, assessments and claims in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5.	Corporate Existence, Etc.

Subject to Section 10.4, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.3 and 10.4, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.	Designation of Subsidiaries.

The Company may from time to time cause any Subsidiary to be designated as an Unrestricted Subsidiary or any Unrestricted Subsidiary to be designated a Restricted Subsidiary; provided, however, that at the time of such designation and immediately after giving effect thereto, (a) no Default or Event of Default would exist, and (b) the Company and its Restricted Subsidiaries would be in compliance with all of the covenants set forth in this Section 9 and Section 10 if tested on the date of such action (or, as of the last day of the most recently ended fiscal quarter (giving effect to such designation as of such day)) for any covenant tested on a quarterly basis and provided, further, that once a Subsidiary has been designated an Unrestricted Subsidiary, it shall not thereafter be redesignated as a Restricted Subsidiary on more than one occasion. Within ten (10) days following any designation described above, the Company will deliver to each holder of Notes a notice of such designation accompanied by a certificate signed by a Senior Financial Officer of the Company certifying compliance with all requirements of this Section 9.6 and setting forth all information required in order to establish such compliance.

Section 9.7.	Notes to Rank Pari Passu.

The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Senior Debt (actual or contingent) of the Company.

Section 9.8.	Books and Records.

The Company will, and will cause each of its Restricted Subsidiaries to, maintain proper books of record and account sufficient to produce periodic financial statements prepared in conformity with GAAP and sufficient to be in conformity with all applicable

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requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Restricted Subsidiary, as the case may be.

Section 9.9.	Noteholder Guaranty.

The Company will cause each Subsidiary, other than a Foreign Subsidiary, which becomes directly or indirectly liable for (as a co-borrower, guarantor or otherwise) any Debt owed under the Credit Agreement or grants a lien on any asset to secure obligations owed under the Credit Agreement, to execute and deliver to each holder of Notes, simultaneously with its incurrence of such Debt or granting of such lien, a copy of the joinder agreement to the Subsidiary Guaranty. Each such joinder agreement will be accompanied by copies of the constitutive documents of such Subsidiary and corporate resolutions (or the equivalent) authorizing such transaction, in each case certified as true and correct by an officer of such Subsidiary.

SECTION 10.	NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1.	Transactions with Affiliates.

The Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms, taken as a whole, that are not materially less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2.	Limitation on Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

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(a)  Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(b)  any Lien arising from judicial attachments, judgments or awards, the time for the appeal or petition for rehearing of which has not expired, or in respect of which the Company or a Subsidiary is in good faith pursuing an appeal or other proceeding for review;

(c)  Liens incidental to the conduct of business or the ownership of properties and assets (including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens for sums not yet due and payable) and Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

(d)  leases, subleases, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, or Liens incidental to minor survey exceptions and the like, provided that such Liens do not, in the aggregate, Materially detract from the value of such property;

(e)	Liens securing Debt of a Restricted Subsidiary to the Company;

(f)   Liens on property or assets securing Debt of the Company or any Restricted Subsidiaries existing as of the date of Closing and reflected in Schedule 10.2;

(g)  Liens incurred after the date of Closing given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement by the Company or any Restricted Subsidiary of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Company or such Restricted Subsidiary, including Liens existing on such property at the time of such acquisition, construction or improvement thereof or Liens incurred within 365 days of such acquisition or completion of such construction or improvement, provided that (i) the Lien shall attach solely to the property acquired, constructed or improved; (ii) at the time of acquisition, construction or improvement of such property, and after giving effect to the Debt secured by such Lien (or, in the case of any Lien incurred within three hundred sixty-five (365) days of such acquisition or completion of such construction or improvement, at the time of the incurrence of the Debt secured by such Lien), the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed the lesser of (y) the cost of such acquisition, construction or improvement or (z) the Fair Market Value of such property (as determined in good faith by one or more officers of the Company or such Restricted Subsidiary to whom authority to enter into the transaction has been delegated by the board of directors of the Company or such Restricted Subsidiary); and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

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(h)  any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Restricted Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

(i)   any extensions, renewals or replacements of any Lien permitted by the preceding subparagraphs (f), (g) and (h) of this Section 10.2, provided that (i) no additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Debt or other obligations secured thereby shall not be increased on or after the date of any extension, renewal or replacement, and (iii) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

(j)   Liens securing Priority Debt of the Company or any Restricted Subsidiary, provided that the aggregate principal amount of any such Priority Debt shall be permitted under Section 10.5.

Section 10.3.	Sales of Assets.

Except as permitted under Section 10.4, the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(a)  in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Restricted Subsidiary;

(b)  immediately after giving effect to the Asset Disposition, no Event of Default would exist; and

(c)  immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring during the fiscal year of the Company during which such Asset Disposition shall have occurred would not exceed 15% of Consolidated Total Assets (determined as of the end of the then most recently ended fiscal year of the Company).

Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may make an Asset Disposition if:

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(i)         such Asset Disposition occurs within 365 days following the acquisition or construction of such asset by the Company or any Restricted Subsidiary and the Company or such Restricted Subsidiary shall concurrently with such Asset Disposition, lease such property, as lessee; or

(ii)         an amount equal to the Net Proceeds received from such Asset Disposition shall be applied within 365 days of such Asset Disposition (A) to a Property Reinvestment Application or (B) to a Debt Prepayment Application;

then, only for the purpose of determining compliance with subsection (c) of this Section 10.3 as of any date, such Asset Disposition shall be deemed not to be an Asset Disposition as of the date of such application.

Section 10.4.	Merger and Consolidation.

The Company will not, and will not permit any of its Restricted Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

(a)  any Restricted Subsidiary may (i) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, (A) the Company or another Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation or (B) any other Person so long as the survivor is the Restricted Subsidiary; and

(b)  the foregoing restriction does not apply to the consolidation or merger of the Company or any Restricted Subsidiary with, or the conveyance, transfer or lease of all or substantially all of the assets of the Company or any Restricted Subsidiary in a single transaction or series of transactions to, any Person so long as:

(i)         the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company or such Restricted Subsidiary as an entirety, as the case may be (the “Successor Company”), shall be a solvent entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(ii)         if the Company or such Restricted Subsidiary is not the Successor Company, such Successor Company shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of such Obligor, as the case may be, under the applicable Financing Documents (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and such Successor Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel or other independent counsel reasonably acceptable to the Required Holders, to the effect that all

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agreements or instruments effecting such assumption are enforceable in accordance with their terms;

(iii) if such transaction involves a Restricted Subsidiary and such Restricted Subsidiary is not the Successor Company, such transaction is effected in compliance with Section 10.3; and

(iv) immediately after giving effect to such transaction no Default or Event of Default would exist.

No such conveyance, transfer or lease of all or substantially all of the assets of any Obligor shall have the effect of releasing such Obligor or Successor Company that shall theretofore have become such in the manner prescribed in this Section 10.4 from its liability under the applicable Financing Documents.

Section 10.5.	Priority Debt.

The Company will not at any time permit Priority Debt to exceed 25% of Consolidated Total Capitalization in each case determined at such time; provided, however, if the Credit Agreement requires Priority Debt to be less than 25% of Consolidated Total Capitalization, then Priority Debt shall be such lesser amount as is set forth in the Credit Agreement.

Section 10.6.	Consolidated Leverage Ratio.

The Company will not permit the ratio of (a) Consolidated Total Debt as of the last day of any fiscal quarter of the Company to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on such date to be greater than 3.50 to 1.0.

Section 10.7.	Interest Charges Coverage Ratio.

The Company will not permit the ratio of (a) Consolidated EBIT for any period of four consecutive fiscal quarters of the Company to (b) Consolidated Interest Expense for such period to be less than 2.50 to 1.00.

Section 10.8.	Consolidated Net Worth.

The Company will not permit Consolidated Net Worth on the last day of any fiscal quarter to be less than $219,300,000.

Section 10.9.	Line of Business.

The Company will not and will not permit any Restricted Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

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Section 10.10.	Terrorism Sanctions Regulations.

The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

SECTION 11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)  the Company defaults in the payment of any principal, Prepayment Premium, if any, or LIBOR Breakage Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)  the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)  the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or

(d)  any Obligor defaults in the performance of or compliance with any term contained herein or in any Financing Document (other than those terms referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e)  any representation or warranty made in writing by or on behalf of any Obligor or by any officer of such Obligor in any Financing Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)   the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest in the amount of at least $100,000 on any Debt that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $10,000,000 or of any instrument, mortgage, indenture or other agreement relating thereto or any other condition exists which default or condition has not been cured or waived prior to any action being taken hereunder or under the Notes with respect to such event or condition, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable, or one or more Persons are entitled to declare such Debt to be due and

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payable, before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000 or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Debt; or

(g)  the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)  a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any of its Material Subsidiaries, or any such petition shall be filed against the Company or, any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)   a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

(j)   the Subsidiary Guaranty is not or ceases to be effective against any Subsidiary Guarantor or is alleged by any Obligor to be ineffective against any Subsidiary Guarantor for any reason; or

(k)  (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section

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4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that could increase the liability of the Company or such Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.	REMEDIES ON DEFAULT, ETC.
Section 12.1.	Acceleration.

(a)  If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)  If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately the due and payable.

(c)  If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the LIBOR Breakage Amount and Prepayment Premium, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a LIBOR Breakage Amount and Prepayment Premium, if any, by the Company in the event that the Notes

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are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.	Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.	Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and LIBOR Breakage Amount and Prepayment Premium, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and LIBOR Breakage Amount and Prepayment Premium, if any, and (to the extent permitted by applicable law) any overdue interest in respect of any Series of the Notes, at the Default Rate for such Series, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.	No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

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Section 13.1.	Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.	Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(c)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series originally issued hereunder. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3, provided, that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

The Notes have not been registered under the Securities Act or under the securities laws of any state and may not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available.

Section 13.3.	Replacement of Notes.

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Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(c)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)  in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)	in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver not more than five Business Days following satisfaction of such conditions, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES.
Section 14.1.	Place of Payment.

Subject to Section 14.2, payments of principal, Prepayment Premium, if any, LIBOR Breakage Amount, if any and interest becoming due and payable on the Notes shall be made in Lionville, Pennsylvania at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.	Home Office Payment.

So long as any Purchaser or such Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Prepayment Premium, if any, LIBOR Breakage Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A hereto, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee, such Purchaser will, at its election, either endorse

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thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15.	EXPENSES, ETC.
Section 15.1.	Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Subsidiary Guaranty or the Sharing Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Note, the Subsidiary Guaranty or the Sharing Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Subsidiary Guaranty or the Sharing Agreement, or by reason of being a holder of any Note and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Financing Documents. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 15.2.	Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser or any holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and

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warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.
Section 17.1.	Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6, or 21 hereof, or any defined term (as it is used in any such Section), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the LIBOR Breakage Amount or Prepayment Premium, if any on, any Series of the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

Section 17.2.	Solicitation of Holders of Notes.

(a)  Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)  Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

Section 17.3.	Binding Effect, Etc.

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Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4.	Notes Held by Company, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a)  if to any Purchaser or such Purchaser’s nominee, to such Purchaser or such Purchaser’s nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or such Purchaser’s nominee shall have specified to the Company in writing;

(b)  if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(c)  if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial

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statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser’s directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s Notes), (ii) such Purchaser’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in

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response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21) shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS.
Section 22.1.	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2.	Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Prepayment Premium or LIBOR Breakage Amount, if any, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date

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of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3.	Accounting Terms; Modifications to GAAP.

(a)        All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

(b)        Notwithstanding anything in this Agreement or the Notes to the contrary, each Purchaser hereby agrees that in the event that there is a change in GAAP, from that in effect on the date of this Agreement, and solely as a result of that change any of the covenants in Section 10 become materially more or less restrictive with respect to compliance therewith by the Company, the Company will furnish each holder of Notes with a certificate of a Senior Financial Officer specifying the effective date of such change in GAAP and describing in reasonable detail how such change affects the financial computations required to be made with respect to any such covenants. Upon the delivery and receipt of any such certificate, the Company and the holders of Notes shall negotiate in good faith to amend the relevant covenant levels so that the effect of such change in GAAP, from that in effect on the date of this Agreement, will be negated. If the Company and the Required Holders are unable to agree on appropriate amendments within 60 days of commencing negotiations, the Company will, for purposes of this Agreement, continue to comply with the covenants in Section 10 on the basis of GAAP in effect as of the date of this Agreement and shall provide appropriate reconciliations with respect thereto in connection with each Officer’s Certificate delivered pursuant to Section 7.2(a). No Default or Event of Default shall be deemed to have occurred up to the end of the aforementioned 60 days or, if no appropriate amendments are agreed upon, at any time while the Company is in compliance with the relevant covenants on the basis of GAAP in effect as of the date of this Agreement.

Section 22.4.	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5.	Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein

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refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7.	Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8.	Jurisdiction and Process; Waiver of Jury Trial.

(a)  The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)  The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)  Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any

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appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

* * * * *

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If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

WEST PHARMACEUTICAL SERVICES, INC.

By /s/ Michael A. Anderson

Vice President and Treasurer

This Agreement is hereby accepted and agreed to as of the date thereof.

[ADD PURCHASER SIGNATURE BLOCKS]

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EXHIBIT B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, the term “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“this Agreement” is defined in Section 17.3.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Asset Disposition” means any Transfer except:

(a)	any

(i)         Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary;

(ii)	Transfer from the Company to a Wholly-Owned Subsidiary; and

(iii)        Transfer from the Company or a Wholly-Owned Subsidiary to a Subsidiary that is not a Wholly-Owned Subsidiary or from such a Subsidiary to another such Subsidiary, which in either case is for Fair Market Value;

so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Event of Default exists; and

(b)  any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials that are obsolete.

Exhibit 4.11-1

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“Business Day” means

(a)        with respect to any determination of the Interest Period with respect to any LIBOR-Based Loan, a London Business Day; and

(b)        for all other purposes, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Capital Stock” means, as to any Person, any class of capital stock, share capital or similar equity interest of such Person and any and all warrants or options to purchase any of the foregoing.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the introductory paragraph of this Agreement.

“Confidential Information” is defined in Section 20.

“Consolidated EBIT” means, for any period, Consolidated Net Income for such period plus, to the extent deducted in the determination of such Consolidated Net Income: (a) Consolidated Interest Expense; and (b) taxes imposed on or measured by income or excess profits.

“Consolidated EBITDA” means, for any period of four consecutive fiscal quarters (each a “Reference Period”), without duplication, Consolidated Net Income (whether positive or negative) plus the sum of (a) Consolidated Interest Expense, (b) income tax expense, (c) extraordinary losses or nonrecurring non-cash losses not incurred in the ordinary course of business, (d) depreciation and amortization, (e) any non-cash charge against Consolidated Net Income required to be recognized in connection with the issuance of capital stock to employees (whether upon lapse of vesting restrictions, exercise of employee options or otherwise), (f) any non-cash charge against Consolidated Net Income required to be recognized in connection with employee pension plans, in each case to the extent included in the calculation of Consolidated Net Income, and (g) those certain adjustments described on Schedule 10.6 less (h) extraordinary gains or other gains not incurred in the ordinary course of business included in the calculation of Consolidated Net Income, in each case determined for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP for such Reference

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Period; provided that, if at any time during such Reference Period the Company or any of its Restricted Subsidiaries (x) shall have acquired the stock or material assets of any Person, then Consolidated EBITDA shall include the Consolidated EBITDA of such acquired Person or attributable to such acquired assets as if the acquisition occurred on the first day of such Reference Period or (y) shall have sold or otherwise divested any material assets or stock in any Restricted Subsidiary during such Reference Period, the net income or loss of such Restricted Subsidiary or attributable to such assets shall also be excluded from Consolidated Net Income for such Reference Period and no adjustments in respect thereof shall be made pursuant to clauses (a) through (h) above. As used herein, Consolidated EBITDA shall also be determined for any Person who has (or whose assets have) been acquired by the Company or a Restricted Subsidiary (such determination to be made in the manner provided in the preceding sentence as if references to the Company and its Restricted Subsidiaries and to Consolidated Net Income were to such acquired Person and its Subsidiaries (or attributable to such acquired assets) and consolidated net income of such Person, respectively).

“Consolidated Interest Expense” means, for any period, the aggregate of all interest expense of the Company and its Restricted Subsidiaries deducted in the calculation of Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income) determined on a consolidated basis in accordance with GAAP consistently applied, but excluding in any event:

(a)	earnings or losses attributable to minority interests;

(b)  any restoration during such period to income of any contingency reserve, except to the extent that provision for such reserve was made during such period out of income accrued during such period;

(c)	any gains or losses arising from any write-up or write down of assets;
(d)	extraordinary or nonrecurring gains or losses;

(e)  net earnings and losses of any Person accrued prior to the date it became a Restricted Subsidiary;

(f)   any portion of the net earnings of any Restricted Subsidiary that for any reason is unavailable for payment of dividends or other distributions to the Company or any other Restricted Subsidiary;

(g)  net earnings or losses of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary shall have an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of a cash distribution;

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(h)  net earnings or losses of any Person, substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such other Person prior to the date of such acquisition; and

(i)   net earnings or losses of any Person to which the assets of the Company or any Restricted Subsidiary shall have been sold, transferred or disposed of, or into which the Company or any Restricted Subsidiary shall have merged or consolidated, prior to the date of such transaction.

“Consolidated Net Worth” means the consolidated stockholder’s equity of the Company and its Restricted Subsidiaries, as defined according to GAAP; provided that, solely for purposes of calculating Consolidated Net Worth in determining compliance with Section 10.8, Consolidated Net Worth shall exclude any gains or losses from foreign currency translation adjustments.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Capitalization” means, at any time, the sum of (i) Consolidated Net Worth and (ii) Consolidated Total Net Debt.

“Consolidated Total Debt” means, at any date of determination, without duplication, the aggregate of all Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis (including the current portion thereof and the undrawn stated amount of any letters of credit then outstanding), other than (but only to the extent that the following would not be included on a consolidated balance sheet of the Company and its Restricted Subsidiaries at such date): (a) earn-outs or similar obligations, and (b) any Guaranty of the Company or any Restricted Subsidiary of Debt described in clause (a) above.

“Consolidated Total Net Debt” means, at any date of determination, an amount equal to the difference of (a) Consolidated Total Debt minus (b) the aggregate amount of cash and cash equivalents held by the Company and its Restricted Subsidiaries on such date determined on a consolidated basis in accordance with GAAP.

“Credit Agreement” means the Credit Agreement, dated as of May 17, 2004, among the Company, certain Subsidiaries of the Company, the banks and financial institutions set forth on the signature pages thereof and PNC Bank, National Association, as Agent, as amended, modified or replaced from time to time, together with all agreements or documents related thereto, as the same may be refinanced or refunded from time to time.

“Debt” means, with respect to any Person, without duplication,

(a)	its liabilities for borrowed money;

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(b)  its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)	its Capital Lease Obligations;

(d)  its liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not such Person has assumed or otherwise become liable for such liabilities);

(e)  its liabilities in respect of letters of credit or instruments serving a similar function or accepted for its accounts by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)   its redemption obligations, prior to the maturity of the Notes, in respect of all Redeemable Preferred Stock;

(g)  Guaranties by such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Debt Prepayment Application” means, with respect to any Asset Disposition of any property, the application by the Company or any Restricted Subsidiary, as the case may be, of cash in an amount equal to the Net Proceeds with respect to such Asset Disposition to pay Senior Debt (other than (a) Senior Debt owing to the Company or any of its Restricted Subsidiaries or any Affiliate and (b) Senior Debt in respect of any revolving credit or similar facility providing the Company or any Restricted Subsidiary with the right to obtain loans or other extensions of credit from time to time, unless in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt), provided that in the course of making such application the Company shall offer to prepay each outstanding Note, in accordance with Section 8.3 and Section 8.4, in a principal amount equal to the Ratable Portion of such Note in respect of such Asset Disposition. If any holder of a Note fails to accept such offer of prepayment, then, for purposes of the preceding sentence only, the Company nevertheless will be deemed to have paid Senior Debt in an amount equal to the Ratable Portion of such Note in respect of such Asset Disposition.

“Debt Prepayment Transfer” is defined in Section 8.3(a).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

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“Default Rate” means that rate of interest that is 2% per annum above the rate of interest otherwise in effect with respect to any Note.

“Disclosure Documents” is defined in Section 5.3.

“Disposition Value” means, at any time, with respect to any property of the Company or any Restricted Subsidiary,

(a)  in the case of property that does not constitute Capital Stock of a Subsidiary of the Company or such Restricted Subsidiary, the book value thereof, valued at the time of such disposition in good faith by the Company, and

(b)  in the case of property that constitutes Capital Stock of a Subsidiary of the Company or such Restricted Subsidiary, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Capital Stock represents of the book value of all of the outstanding Capital Stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such Capital Stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof in good faith by the Company.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Material.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

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“Financing Documents” means this Agreement, the Notes, the Subsidiary Guaranty and the Sharing Agreement, as each may be amended, restated or otherwise modified from time to time, and all other documents to be executed and/or delivered in favor of any holders of Notes, or all of them, the Company, any of its Subsidiaries, or any other Person in connection with this Agreement.

“Foreign Subsidiary” means any Subsidiary organized under the laws of any jurisdiction other than the United States of America or one of its states or the District of Columbia.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)	the government of

(i)         the United States of America or any State or other political subdivision thereof, or

(ii)         any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or such Subsidiary, or

(b)  any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)  to purchase such Debt or obligation or any property constituting security therefor;

(b)  to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

(c)  to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debtor obligation of the ability of any other Person to make payment of the Debt or obligation; or

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(d)  otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“INHAM Exemption” is defined in Section 6.3(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form and (d) any Related Fund of any holder of any Note.

“Interest Payment Date” is defined in Section 8.7(c).

“Interest Period” means, with respect to any Note of either Series, the period of three (3) months commencing on the date of Closing and ending on the numerically corresponding day in the third (3rd) succeeding month thereafter, and each successive period of three (3) months thereafter commencing on the last day of the immediately preceding Interest Period and ending on the numerically corresponding day in the third (3rd) succeeding month thereafter, provided, however, that

(a)  in no event may any Interest Period end after the maturity date of the applicable Note;

(b)  any changes in the rate of interest applicable to a Prime Rate Loan resulting from changes in the Prime Rate shall take place immediately regardless of whether such change shall occur during such Interest Period;

(c)  if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period

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to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(d)  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the third (3rd) succeeding calendar month.

Interest shall accrue from and including the first day of an Interest Period to but excluding the earlier of the last day of the Interest Period and the day on which the applicable loans are repaid or prepaid in full.

“Interest Rate Margin” means, at any time, with respect to (a) any Series A LIBOR-Based Loan, 0.80% per annum or (b) any Series B LIBOR-Based Loan, 0.90% per annum.

“Investments” means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, Debt or other obligations or securities or by loan, advance, capital contribution or otherwise.

“LIBOR-Based Loan” means a Series A LIBOR-Based Loan or a Series B LIBOR-Based Loan, as applicable.

“LIBOR Breakage Amount” is defined in Section 8.8(b).

“LIBOR Rate” means, with respect to the applicable Interest Period as determined for any LIBOR-Based Loan, the sum of (a) the applicable Interest Rate Margin for such LIBOR-Based Loan and (b) (i) the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%), equal to the offered rate for deposits in US Dollars, for a period of time comparable to such Interest Period, which appears on the Bloomberg page “Currency BBAM 1” as of 11:00 a.m. London time on the day that is two (2) London Business Days prior to the first day of such Interest Period (or three Business Days prior to the beginning of the first Interest Period), or (ii) if such rate ceases to be reported in accordance with the above definition on Bloomberg Page “Currency BBAM 1,” the rate per annum quoted by Bank of America, N.A. at approximately 11:00 A.M. (New York City time) on the first Business Day of such Interest Period for loans in US Dollars to major banks in the London interbank Eurodollar market for a period equal to such Interest Period, commencing on the first day of such Interest Period and in an amount comparable to the principal amount thereof.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

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“London Business Day” means a day on which dealings in US Dollars are carried on in the London inter-bank eurodollar market.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or the Notes or of any Subsidiary Guarantor which is a Material Subsidiary to perform its obligations under the Subsidiary Guaranty, or (c) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.

“Material Subsidiary” means, at any time, any Restricted Subsidiary of the Company which, together with all other Subsidiaries of such Restricted Subsidiary, accounts for more than (a) 5% of the Consolidated Total Assets on such date or (b) 5% of consolidated revenue of the Company and its Restricted Subsidiaries for the period of four consecutive fiscal quarters of the Company ending on or immediately prior to such date.

“Memorandum” is defined in Section 5.3.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.3(a).

“Net Proceeds” means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

(a)  the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

(b)  all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer (including, without limitation, all income taxes payable by such Person in connection therewith).

“1999 Notes” means those certain 6.81% Senior Notes due April 8, 2009 issued by the Company and certain of its Subsidiaries pursuant to that certain Note Purchase Agreement, dated as of April 8, 1999, as amended from time to time.

“Notes” is defined in Section 1.

“Obligors” means, collectively, the Company and the Subsidiary Guarantors.

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“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA), subject to Title I of ERISA, that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Prepayment Premium” means, in connection with any optional prepayment of the Notes pursuant to Section 8.2 or acceleration of the Notes pursuant to Section 12.1, in either case on any date, an amount equal to the applicable percentage of the principal amount of the Notes so prepaid or accelerated set forth opposite the respective period below on which such date falls:

IF PREPAID DURING THE PERIOD	APPLICABLE PERCENTAGE
Date of the Closing through first anniversary date of Closing	3%
day after first anniversary date of Closing through second anniversary date of Closing	2%
day after second anniversary date of Closing through third anniversary date of Closing	1%
thereafter	0%

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provided, that, notwithstanding the foregoing, so long as no Default or Event of Default is continuing, in respect of any optional prepayment of any Notes by the Company solely as a consequence of an event described in Section 8.7(d) or Section 8.8(a) within 60 days after receipt by the Company from the Required Holders of a notice under Section 8.7(d) or Section 8.8(a)(i)(A), the Prepayment Premium shall be 0%.

“Prime Rate” means, at any time, the rate of interest publicly announced at such time by Bank of America, N.A. (or its successor) in New York City as its “base” or “prime” rate. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

“Prime Rate Loan” means an extension of credit hereunder evidenced by any Note which bears interest at the Prime Rate.

“Priority Debt” means, at any time, without duplication, (a) all Debt of the Company and its Restricted Subsidiaries secured by Liens not permitted under any of clauses (a) to (e), inclusive, and (g) to (i), inclusive, of Section 10.2, plus (b) all Debt and Preferred Stock of Restricted Subsidiaries (other than with respect to clause (b) only (x) Debt of any Restricted Subsidiary owed to, or Preferred Stock of any Restricted Subsidiary held by, the Company or any Wholly-Owned Subsidiary which is a Restricted Subsidiary and (y) Debt of any Restricted Subsidiary (other than a Foreign Subsidiary) which is an Obligor so long as the holder of such Debt is a party to the Sharing Agreement with respect to such Debt).

“Property Reinvestment Application” means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds with respect to such Transfer to the acquisition by such Person of operating assets of such Person (excluding, for the avoidance of doubt, cash and cash equivalents) having at least equivalent Fair Market Value to the property so Transferred.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” means a Prohibited Transaction Exemption issued by the Department of Labor.

“Purchasers” is defined in the introductory paragraph of this Agreement.

“QPAM Exemption” is defined in Section 6.3(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Ratable Portion” means, in respect of any holder of any Note and any Transfer contemplated by the definition of Debt Prepayment Application, an amount equal to the product of

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(a)  the Net Proceeds being offered to be applied to the payment of Senior Debt, multiplied by

(b)  a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of Senior Debt at the time of such Transfer determined on a consolidated basis in accordance with GAAP.

“Redeemable” means, with respect to the Preferred Stock of any Person, each share of such Person’s Preferred Stock that is:

(a)  redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or (iii) upon the occurrence of a condition not solely within the control of such Person; or

(b)	convertible into other Redeemable Preferred Stock.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of at least a majority in principal amount of the Notes of all Series at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company, or any Subsidiary Guarantor, as the case may be, with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Subsidiary” means any Subsidiary (i) in which at least a majority of the voting securities are owned by the Company and/or one or more Wholly-Owned Subsidiaries which are Restricted Subsidiaries and (ii) which the Company has not designated an Unrestricted Subsidiary by notice in writing given to the holders of the Notes, provided that the designation of a Subsidiary as “unrestricted” or “restricted” shall not be changed more than twice.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

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“Senior Debt” means the Notes and any other Debt of the Company or its Restricted Subsidiaries that by its terms is not in any manner subordinated in right of payment to any other unsecured Debt of the Company or any Restricted Subsidiary (including, without limitations, the obligations of the Company under this Agreement or the Notes).

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series” means any series of Notes issued pursuant to this Agreement.

“Series A Maturity Date” means July 28, 2012.

“Series B Maturity Date” means July 28, 2015.

“Series A LIBOR-Based Loan” means an extension of credit hereunder evidenced by a Series A Note which bears interest at the LIBOR Rate.

“Series B LIBOR-Based Loan” means an extension of credit hereunder evidenced by a Series B Note which bears interest at the LIBOR Rate.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Sharing Agreement” means the Amended and Restated Sharing Agreement, dated as of July 28, 2005, among the banks and financial institutions party thereto, the holders of the Notes, the holders of the 1999 Notes, and PNC Bank, National Association, as Agent, as amended or restated from time to time in accordance with the provisions thereof.

“Source” is defined in Section 6.3.

“Subsidiary” means, as to any Person, any business entity in which such Person or one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means any Subsidiary that has executed and delivered the Subsidiary Guaranty or the joinder agreement thereto pursuant to the provisions of this Agreement and the Subsidiary Guaranty.

“Subsidiary Guaranty” is defined in Section 4.10.

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“Successor Company” is defined in Section 10.4(b)(i).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Capital Stock (including by away of a merger or consolidation of a Subsidiary of such Person with a third party or otherwise). For purposes of determining the application of the Net Proceeds in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding separate Net Proceeds. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Net Proceeds attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Net Proceeds attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

“Transfer Prepayment Date” is defined in Section 8.3(a).

“Transfer Prepayment Offer” is defined in Section 8.3(a).

“Unrestricted Subsidiary” means any Subsidiary so designated by the Company on Schedule 5.4 or pursuant to the terms of Section 9.6.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

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